Exhibit 99.1


Kansas City Southern de MexicoTED]
------------------------------------------------------                [GRAPHIC
Montes Urales 625 Col. Lomas de Chapultepec Mexico D.F. 11010         OMITTED]





                             P R E S S  R E L E A S E

                    KANSAS CITY SOUTHERN DE MEXICO, SA (KCSM)
                     HAS PLANS TO INVEST HEAVILY IN MEXICO;
                    KCSM NOT BIDDING ON PUNTA COLONET PROJECT

     o    KCSM Plans to invest over $200 million in capital in 2008.

     o KCSM continues its policy of reinvesting in the country, demonstrating its commitment to Mexico and to the development of infrastructure along its network.

     o The planned 2008 investment will be in addition to more than $1.7 billion already invested over the past 10 years, and is part of a new series of investments in Mexico, which began last year.

     o KCSM'S International Intermodal Corridor, which starts in Lazaro Cardenas, Michoacan, crosses through the industrial heart of Mexico and into the United States, is still the priority of KCSM and KCSM will not be a bidder on the Punta Colonet Project in Baja, California.


Monterrey, N.L., January 28th, 2008-Kansas City Southern de Mexico (KCSM) announced today that it has plans to invest this year over $200 million in several projects involving infrastructure, maintenance, and development of its railway service in Mexico.

"KCSM is committed to continuing its significant investments in 2008. KCSM's International Intermodal Corridor, which starts in the important port of Lazaro Cardenas, is today one the key elements in the economic development of Mexico. KCSM remains committed, to being an active partner in Mexico's economic growth for the future." said Jose Zozaya, President and Executive Representative of the company.

Zozaya reiterated that KCSM shares and supports the Federal Government's goal of using infrastructure development as an economic engine for the country's future. "We have supported the objectives of the National Infrastructure Program presented by President Felipe Calderon since the beginning. We will continue to do our part by pursuing several railway and intermodal infrastructure projects throughout the country", he added.

2007, A YEAR OF INVESTMENTS:

KCSM is proud of the development and success that the railway and intermodal sector experienced in 2007, and for the economic and social impact caused by that success. In 2007, KCSM invested capital for better rail infrastructure, new locomotives and equipment.

     o Equipment and line maintenance. Last year, KCSM bought 90 new locomotives many of which were manufactured in Ciudad Sahagun, replaced more than 230 thousand ties and made improvement to its railway network in more than 7 states in Mexico all adding to the growth of the Mexican economy.

     o Social commitment. KCSM facilitated the use of old passenger stations as community centers in the cities of Comonfort, Guanajuato, Nuevo Laredo, Tamaulipas and San Nicolas, Nuevo Leon. Also, KCSM established combined work commitments with local officials to pursue the relocation of yards and consider alternative uses for railway stations in other cities, such as Monterrey and San Luis Potosi. As a part of KCSM's commitment to regional development and because of the outstanding quality of painting locomotives in Mexico, the company decided last year to start the painting of all its new locomotives for Mexico at G.E. Transportation in San Luis Potosi, and The Kansas City Southern Railway (KCSR) will do likewise for all of its U.S. locomotives. The new paint scheme reflects the heritage of the company by using the well recognized Southern Belle passenger locomotive paint scheme used in the 1940's, 1950's and 1960's. Kansas City Southern and its predecessors has been in the railroad business since 1887, and KCSM since 1997.

     o New automotive plants. In 2007 the construction of new automotive assembly plants began in Saltillo, San Luis Potosi and Morelia, thanks in part to the efficiency and commercial potential of the KCSM network.

     o Containers Terminal in Lazaro Cardenas. The inauguration by President Felipe Calderon of the new Containers Terminal of Hutchison Port Holdings last November 23 in Lazaro Cardenas, Michoacan, showed the relevance and growing potential of this port for global shippers which is made even more efficient by KCSM"s International Intermodal Corridor, which begins in Lazaro Cardenas.

2008, GOOD  PROSPECTS:

"Some of the projects we have started to work on in recent years will have a definite impact in 2008", said Jose Zozaya. And, he added, "Besides that impact, KCSM will launch several new projects this year which, when combined with the others, will offer significant development prospects for the transportation logistics sector in the future".



Projects that will be strengthened:

Additional Enhancements to Track, Locomotives, and Equipment.
-------------------------------------------------------------

KCSM will continue its investment in track infrastructure, capacity improvement, commercial projects, and equipment in 2008. KCSM plans to invest over $100 million in track maintenance, capacity improvement, and commercial projects. This investment will result in the replacement of 232,000 ties and 50 miles of rail.

Capacity will be expanded through the construction of siding extensions at Tarentan and San Miguel Allende, and double tracking from Rojas to Ramos Arizpe. Commercial projects include planned investment at certain intermodal and automotive facilities.

KCSM equipment acquisitions will total over $100 M as the Company plans to purchase 35 new locomotives and 600 new freight cars, and upgrade existing cars and locomotives.

*Lazaro Cardenas-North America International Intermodal Corridor. KCSM will accelerate the construction of an Intermodal Terminal of Lazaro Cardenas at Palm Island which is complementary to the new Hutchison Port Holdings Terminal facility which opened November 23, 2007 and is now called on by ocean carriers Maersk Sealand, Cosco and APL. This will allow the port's freight and transportation processes to be more efficient and to also be a key port in North America for future growth of traffic to and from Mexico and Asia., Additionally, this terminal project will enhance the importance of KCSM's International Intermodal Corridor, which crosses the industrial heart of the Mexican Republic, launching social and economic development in cities like Queretaro, San Luis Potosi, Saltillo and Monterrey.

New bridges in Nuevo Laredo and Matamoros. KCSM will conclude the preliminary engineering and environment impact studies of proposed new international crossings at Nuevo Laredo and Matamoros. KCSM will continue its close coordination with Mexican and U.S. officials to obtain, as soon as possible, authority for a new international bridge in Nuevo Laredo which could give the country needed trade capacity for decades to come. KCSM will also continue to coordinate with officials from the State of Tamaulipas its plans to develop a new international bridge in Matamoros.

Yards and rails relocation. With the goal of continually improving service and at the same time, the coexistence of the railroad with local communities, KCSM will continue this year the development of plans for the future relocation of railway installations in cities like Morelia, Monterrey and San Luis Potosi.

Safety and security. With safety programs such as "Alto Total" (Life Saver), and maintenance and infrastructure projects like the San Nicolas Secure Corridor, KCSM will continue its coordination with local officials to look at operating in 15 states throughout Mexico as safely as possible in those communities, to protect the citizens of these states.

New Projects:

     o MEGAMEX project: KCSM will foster the creation of new industrial parks and intermodal centers, together with new development partners who will also invest in these facilities. One of the most important projects will be MEGAMEX, a logistic center near the center of the country in the Valley of Mexico at a point still to be determined that has the purpose of facilitating railway transportation to this important industrial region north of Mexico City. KCSM is now in the final stages of a competitive selection process that will bring a strategic development partner into this effort and an announcement will be made soon.

     o Efficiency Monitor. KCSM will start a new internal monitoring system of its service and efficiency standards, which will allow the company a regularly assess its operational efficiency and delivery of optimal service to its customers.


KCSM NOT A BIDDER ON PUNTA COLONET PROJECT

While KCSM has made substantial investments in Mexico and has plans for even more investment in the year ahead, KCSM is not bidding on the proposed Punta Colonet Project in Baja California. Some press reports have speculated that KCSM might be such a bidder, but the company makes clear that it will not be such a bidder on the multi-billion dollar project. Instead, KCSM will continue to invest in its premier corridor throughout the industrial heart of Mexico.

    This press release includes statements concerning potential future events involving the KCSM, which could materially differ from the events that actually occur. The differences could be caused by a number of factors including those factors identified in the "Risk Factors" and the "Cautionary Statement Regarding Forward-Looking Statements" sections of KCSM's Form 10-K for the year ended December 31, 2006, filed by KCSM with the Securities and Exchange Commission (SEC) (Commission file no. 333-08322).
                    KCSM will not update any forward-looking statements in this press release to reflect future events or developments

       Headquartered in Kansas City, Mo., Kansas City Southern (KCS) is a transportation holding company that has railroad investments in the U.S.,
    Mexico and Panama. Its primary U.S. holding is The Kansas City Southern
         Railway Company, serving the central and south central U.S. Its international holdings include Kansas City Southern de Mexico, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lazaro Cardenas,
     Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway
                    Company, providing ocean-to-ocean freight and passenger service along the Panama Canal. KCS' North American rail holdings and strategic alliances are primary components of a
      NAFTA Railway system, linking the commercial and industrial centers of the U.S., Mexico and Canada.